UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 19, 2005


                            AIMSI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Utah
                 (State or Other Jurisdiction of Incorporation)

                               0-30685 87-0305395
          (Commission File Number) (I.R.S. Employer Identification No.)


                      702 South Illinois Avenue, Suite 203
                               Oak Ridge, TN 37830
                    (Address of Principal Executive Offices)

                                  713-271-2118
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01 Entry into Material Definitive Agreement;

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On April 19, 2005, AIMSI Technologies, Inc. (the "Company") entered into an Employment Agreement with John W. Stump, III to continue serving as the interim Vice President-Finance and Chief Financial Officer of the Company and its subsidiaries on a part-time basis for an additional six-month term beginning on April 1, 2005 and ending on September 30, 2005. The Board of Directors of the Company appointed Mr. Stump to serve in such capacities on an interim basis on October 19, 2004. A copy of the Employment Agreement is attached hereto as
Exhibit 10.1.

     Mr. Stump shall report to the Company's Audit Committee and shall have the responsibilities normally associated with the position of Chief Financial Officer. He shall be compensated $3,750 on the first and fifteenth day of each month and shall be entitled to receive up to 250,000 shares of common stock of the Company. One half of the shares shall be granted to him upon the execution of the Employment Agreement; the other half shall be granted to him if the Company extends his employment beyond the initial six-month term.

     On April 14, 2005, the Company filed a Current Report on Form 8-K disclosing, among other things, that the Board of Directors of the Company had authorized a leave of absence of Reginald Hall from his positions as Chairman, President and Chief Executive Officer of the Company and as an officer, director and employee of the Company's wholly owned subsidiary, Advanced Integrated Management Services, Inc., a Tennessee corporation ("AIMSI Services"), and all other subsidiaries of the Company (collectively, the "Subsidiaries"). At a special meeting of the Board of Directors held on April 14, 2005, the Board of Directors authorized the appointment of Edward Lapsa to serve as the interim President and Chief Executive Officer of the Company, which Mr. Lapsa accepted, subject to the terms and conditions set forth in a letter agreement, dated April 20, 2005, which is attached hereto as Exhibit 10.2.

     Pursuant to the letter agreement, the Company agrees to pay Mr. Lapsa an annual salary of $168,000 to serve as the interim President and Chief Executive Officer of the Company and the Subsidiaries until such time as the Board of Directors shall determine. The letter agreement provides further that Mr. Lapsa shall retain his current benefits and shall be entitled to indemnification to the maximum extent permitted by law. The Company is also required to cooperate with Mr. Lapsa to enter into a severance agreement under which it would continue to compensate Mr. Lapsa for a specified period following the termination of his employment for reasons other than for cause or voluntary termination.

     Mr. Lapsa has been an employee of AIMSI Services since September 2000 and currently serves as its Information Technology Division Manager. In addition, he serves as Vice President of Research and Development for AIMSI Technologies, LLC, which is also a wholly owned subsidiary of the Company. Mr. Lapsa has been tasked with assessing and identifying new and innovative technology transfer opportunities, as well as coordinating and integrating resources required for commercial product development. From 1998 to 2000, he served as a Systems Analyst at Aspen Systems Corporation.

ITEM  7.01 Regulation FD Disclosure

     On April 4, 2005, the Company filed a Notice of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which was due on April 15, 2005. The Company is not in a position to complete its year-end audit and, as a result, must further delay the filing of the 10-KSB.


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

ITEM  9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.       Description
-----------       -----------

10.1 Employment Agreement, dated April 19, 2005, between the Company and John W. Stump, III

10.2        Letter Agreement, dated April 20, 2005 between the Company and
            Edward Lapsa



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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               AIMSI TECHNOLOGIES, INC.


Date:    April 22, 2005        By:  /s/ John W. Stump, III
                                    --------------------------------------------
                                     John W. Stump, III
                                     Vice President and Chief Financial Officer

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